UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

June 15, 2017

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Addendum to Employment Agreement with J. Allen Berryman

On June 15 2017, Stewart Information Services Corporation, a Delaware corporation (the “Company”), entered into an addendum effective January 1, 2017 (the “Addendum”) to the employment agreement with Joseph Allen Berryman, the Company’s Chief Financial Officer, Secretary and Treasurer (the “Employment Agreement”). The purpose of the Addendum is to make adjustments, as applicable, to stock ownership guidelines and certain payments for 2017 provided for under the Employment Agreement, including annual salary, short term incentive payments, long term incentive payments and other bonus payments, which adjustments were approved by the Company’s Compensation Committee.

The foregoing description of the Addendum is qualified in its entirety by reference to the Addendum, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Addendum, entered into as of June 15, 2017 and effective as of January 1, 2017, to Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Joseph Allen Berryman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ John L. Killea
John L. Killea, Chief Legal Officer and Chief Compliance Officer

Date: June 15, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Addendum, entered into as of June 15, 2017 and effective as of January 1, 2017, to Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Joseph Allen Berryman.